For Immediate Release
Media Contacts:
Tim Bixby LivePerson, Inc. (212) 609-4200 bixby@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Second Quarter Revenue Increases 22%
From Prior Year

Quarterly sequential growth is 7%

NEW YORK, NY - August 4, 2005 - LivePerson, Inc. (Nasdaq: LPSN), a provider of communication solutions for online sales, marketing and customer service, today announced financial results for the second quarter ended June 30, 2005.

Revenue for the second quarter was $5.3 million, a 22% increase from the second quarter of 2004, and a 7% sequential increase versus the first quarter of 2005. Revenue growth was due primarily to new deployments of TimpaniTM, LivePerson’s enterprise solution, and continuing strong sales to small business customers. The Timpani platform enables LivePerson clients to monitor website traffic in real time, and then to proactively engage high-value buyers based on their shopping behavior, thereby increasing online customer conversion rates.

“We are very pleased with the results for the quarter,” CEO Robert LoCascio said. “Greater investment in sales and marketing efforts during the last three quarters has enabled us to build a much stronger sales pipeline of larger deals with name-brand clients.”

LivePerson added several new top-tier clients during the quarter, including significant customer wins in industries as diverse as financial services, online mortgage, online search, wireless communications and online retail. LivePerson also recently expanded business with existing clients AT&T, Backcountry.com, HP, Overstock.com, Qwest and Verizon.

Net income for the second quarter of 2005 was $0.4 million or $0.01 per share as compared to net income of $0.7 million, or $0.02 per share in the second quarter of 2004, and net income of $0.3 million or $0.01 per share in the first quarter of 2005. As compared to the prior year, the company invested more in sales personnel and marketing campaigns to accelerate growing demand for Timpani.

Earnings before interest, taxes, depreciation, amortization and non-cash compensation (EBITDA) for the second quarter of 2005 was $0.8 million as compared to $1.0 million in the second quarter of 2004 and $0.7 million in the first quarter of 2005.

A reconciliation of the differences between EBITDA and the most comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) is located under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Income included in this press release.

LivePerson considers EBITDA and cash from operations to be important financial indicators of the company's operational strength and the performance of its business. EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table below.

Financial Expectations
The company currently expects the following financial results:
•	Revenue of $5.7 - $5.8 million for the third quarter of 2005
•	EBITDA of $0.02 per share and GAAP EPS of $0.01 for the third quarter of 2005
•	Revenue of $22.0 - $22.3 million for the full year 2005
•	EBITDA of $0.10-$0.11 per share and GAAP EPS of $0.04-$0.05 for the full year 2005

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization and non-cash compensation. The company expects an effective tax rate of approximately 35% for 2005.

LivePerson, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Total revenue	$5,283	$4,342	$10,237	$8,414

Operating expenses:
Cost of revenue	1,019	694	1,882	1,386
Product development	688	516	1,363	955
Sales and marketing	1,690	1,240	3,175	2,394
General and administrative	1,096	988	2,367	1,909
Amortization of other intangibles	232	179	467	358
Total operating expenses	4,725	3,617	9,254	7,002

Income from operations	558	725	983	1,412

Other income, net	59	11	102	23

Income before provision for income taxes	617	736	1,085	1,435

Provision for income taxes	216	33	380	33

Net income	$401	$703	$705	$1,402

Basic net income per common share	$0.01	$0.02	$0.02	$0.04

Diluted net income per common share	$0.01	$0.02	$0.02	$0.04

Weighted average shares outstanding used in basic net
income per common share calculation	37,487,015	37,318,804	37,460,574	37,164,618

Weighted average shares outstanding used in diluted net
income per common share calculation	39,400,983	39,590,800	39,408,879	39,508,521

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net income in accordance with generally
accepted accounting principles	$401	$703	$705	$1,402
Add/(less):
(a) Amortization of other intangibles	232	179	467	358
(b) Non-cash compensation	-	69	-	129
(c) Depreciation	44	59	92	116
(d) Provision for income taxes	216	33	380	33
(e) Interest income, net	(59)	(11)	(102)	(23)
EBITDA (1)	$834	$1,032	$1,542	$2,015
Diluted EBITDA per common share	$0.02	$0.03	$0.04	$0.05

Weighted average shares used in diluted EBITDA
per common share	39,400,983	39,590,800	39,408,879	39,508,521

EBITDA	$834	$1,032	$1,542	$2,015
Add/(less):
Changes in operating assets and liabilities	(223)	(171)	(728)	(1,304)
Provision for doubtful accounts	-	-	30	15
Provision for income taxes	(216)	(33)	(380)	(33)
Deferred income taxes	201	-	353	-
Interest income, net	59	11	102	23
Net cash provided by operating activities	$655	$839	$919	$716

(1) Earnings before interest, taxes, depreciation and amortization.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)
Unaudited

	June 30, 2005	December 31, 2004

ASSETS

Current assets:
Cash and cash equivalents	$13,185	$12,425
Accounts receivable, net	2,037	1,641
Prepaid expenses and other current assets	756	475
Total current assets	15,978	14,541

Property and equipment, net	518	384
Intangibles, net	1,254	1,721
Security deposits	166	166
Other assets	383	338
Total assets	$18,299	$17,150

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$184	$262
Accrued expenses	1,373	1,666
Deferred revenue	1,680	1,330
Total current liabilities	3,237	3,258

Other liabilities	383	338

Commitments and contingencies

Total stockholders' equity	14,679	13,554
Total liabilities and stockholders' equity	$18,299	$17,150

About LivePerson
LivePerson is a provider of communication solutions for online sales, marketing and customer service. LivePerson’s TimpaniTM platform enables online businesses to identify and engage the right customer with the right communication channel at the right time, thereby enhancing the online experience. Chat, marketing and selling tools, a self-service knowledgebase and email management are combined with channel matching technology, rules-based intelligence, routing and reporting, to offer clients the opportunity to increase sales, lower customer service costs and enhance the customer experience. Many among the company’s roster of more than 3,000 customers, including EarthLink, Microsoft, Hewlett-Packard, Qwest, Verizon and AT&T, have reported significant savings, increased sales and high customer satisfaction using LivePerson's technologies. LivePerson is headquartered in New York City.

EBITDA Financial Disclosure
Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation, amortization and non-cash compensation, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our performance. We caution investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Forward Looking Statements
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we are under no obligation to inform you if they do. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. Actual events or results may differ materially from those contained in the projections or forward-looking statements. The following factors, among others, could cause our actual results to differ materially from those described in a forward-looking statement: our history of losses; potential fluctuations in our quarterly and annual results; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing and customer service solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the impact of new accounting rules, including the requirement to expense stock options; the possible unavailability of financing as and if needed; risks related to the operational integration of acquisitions; risks related to our international operations, particularly our operations in Israel, and the current civil and political unrest in that region; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.